EXHIBIT 99.1

Psychemedics Announces Second Quarter Results and Declares 92nd Consecutive Quarterly Dividend

ACTON, Mass., July 23, 2019 (GLOBE NEWSWIRE) -- Psychemedics Corporation (NASDAQ:PMD) today announced second quarter financial results for the period ended June 30, 2019.  The Company also announced a quarterly dividend of $0.18 per share payable to shareholders of record as of August 6, 2019, to be paid on August 16, 2019.  This will be the Company’s 92nd consecutive quarterly dividend.

The Company’s revenue for the quarter ended June 30, 2019 was $9.3 million versus $10.8 million for the quarter ended June 30, 2018, a decrease of 14%.  Net income for the quarter ended June 30, 2019 was $0.8 million or $0.14 per diluted share, versus $1.2 million or $0.21 per diluted share, for the comparable period last year, a decrease of 35%.  Revenue for the six months ended June 30, 2019 was $19.1 million versus $21.7 million for the comparable period in 2018, a decrease of 12%.  Net income for the six months ended June 30, 2019 was $1.4 million or $0.25 per diluted share, versus $2.4 million or $0.44 per diluted share, a decrease of 43%.

Raymond C. Kubacki, Chairman and Chief Executive Officer, stated:

"Second quarter revenues and earnings were below expectations, driven by declines in both domestic and international volumes.

“Our domestic business experienced a decline pretty much across the board with the largest declines in some key sectors including Oil & Gas, Manufacturing and Transportation.   While the total jobs numbers for the U.S. economy appear to look good on the surface, the facts are that a significant portion of the gains in jobs created in the second quarter were in the service industry and other market segments where drug testing is currently under-represented. Conversely, some of the largest declines in job creation were in major market segments cited above.  The good news is that we have not lost any significant clients and we continue to gain new clients.  International revenues showed a decline from the Brazil business, primarily from volume.

“Total operating expenses came in at 9% less than the second quarter in 2018. Therefore, the decline in earnings came as a result of the softness in volume.

“In prior quarters’ press releases, we reported that effective September 2018, under Brazilian law, professional drivers would be required to renew their license every 2 ½ years, instead of the current every 5 years. As of the date of this press release, the Brazilian government has not yet implemented this legally mandated testing. We previously reported that our best estimate for the effective date of actual implementation of the 2 ½ year requirement was fourth quarter of 2019.  Unfortunately, given the evolving political climate in Brazil, we now find the timing to be indeterminable.

 “We continue to demonstrate our scientific leadership.  In April 2019, the Company introduced the industry’s first and only FDA-cleared hair test for Fentanyl, a major killer increasingly found in illegal drugs.  Psychemedics’ new Fentanyl test is an accurate and economical way to equip companies and educators with the capability to quickly detect people at risk and take steps to deter usage.  With this announcement, the Company once again advances the science of detection and reinforces its reputation as the leading innovator since it pioneered drug testing with hair in 1986.

“The Company’s balance sheet remains strong with $7.1 million in cash and $9.1 million of working capital.  The total equipment financing obligation outstanding was $1.4 million as of June 30, 2019.  Our directors share our confidence in the future of Psychemedics and remain committed to rewarding shareholders and sharing the financial success of the Company with them as we grow.  Therefore, we are pleased to declare our quarterly dividend of $0.18 per share. This dividend represents our 92nd consecutive quarterly dividend.”

Further Disclosure on Uncertainty

As the Company has previously disclosed, there are greater challenges and uncertainties in a new, large and developing market, such as Brazil.  Psychemedics Brasil, our independent distributor in Brazil, has had 55% of its shares acquired by Instituto Hermes Pardini S.A., a provider of medical and diagnostic services in Brazil, including reference laboratory services.  We are continuing our discussions with our distributor and its acquirer about the future of our distribution agreement (which either party may terminate upon prior written notice following July 2019), including whether it will be extended, terminated or replaced by a transition agreement for us to continue to sell our drug tests to our current distributor for a period of time. The outcome of these discussions is not certain, and any significant decrease in sales to our distributor would have a materially adverse impact on our business.  However, we believe that the overall market demand for drug testing services in Brazil will continue to grow, and it remains uncertain whether the acquirer will have the capacity to supply our distributor with the volume of drug tests that we currently provide, at least in the near term. At the same time, we have also been exploring additional options in Brazil.

Psychemedics Corporation is the world’s largest provider of hair testing for the detection of drugs of abuse. The Company’s patented process is used by thousands of U.S. and international clients, including over 10% of the Fortune 500 companies, for pre-employment and random drug testing. Major police departments, Federal Reserve Banks, schools, and other public entities also rely on our unique patented drug testing process. We strongly believe our drug testing method to be superior to any other product currently in use, including traditional urine testing and other hair testing methods.

The Psychemedics web site is www.psychemedics.com

Neil Lerner
Vice President of Finance
(978) 206-8220
Neill@psychemedics.com

Cautionary Statement for purposes of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995:  From time to time, information provided by Psychemedics may contain forward-looking information that involves risks and uncertainties.  In particular, statements contained in this release that are not historical facts (including but not limited to statements concerning earnings, earnings per share, revenues, cash flows, dividends, future business, growth opportunities, profitability, pricing, new accounts, customer base, market share, test volume, sales and marketing strategies, the expiration date or dates of distributions arrangements, our relationship with our Brazilian distributor, market demand for drug testing services in Brazil, U.S. and foreign drug testing laws and regulations, including, without limitation, the effective date of expansion of the Brazilian professional driver drug testing requirement from every 5 years to every 2.5 years, required investments in plant, equipment and people and new test development) may be “forward looking” statements.  Actual results may differ from those stated in any forward-looking statements.  Factors that may cause such differences include but are not limited to risks associated with the development of markets for new products and services offered, costs of capacity expansion, changes in U.S. and foreign government regulations, including but not limited to FDA regulations, changes in Brazilian laws and regulations and proposed laws and regulations and the implementation of such laws and regulations, currency risks, R&D spending, competition (including, without limitation, competition from other companies pursuing the same growth opportunities), the Company’s  ability to maintain its reputation and brand image, the ability of the Company to achieve its business plans, cost controls, leveraging of its global operating platform, risks of information technology system failures and data security breaches, the uncertain global economy, the Company’s ability to attract, develop and retain executives and other qualified employees and independent contractors, including distributors, the Company’s ability to obtain and protect intellectual property rights, litigation risks, general economic conditions and other factors disclosed in the Company's filings with the Securities and Exchange Commission.  The forward-looking statements contained herein speak only of the Company's expectations as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions, or circumstances on which any such statement is based.

Psychemedics Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Revenues	$9,289	$10,787	$19,111	$21,722
Cost of revenues	5,120	5,615	10,534	11,195

Gross profit	4,169	5,172	8,577	10,527

Operating Expenses:
General & administrative	1,355	1,457	3,270	3,308
Marketing & selling	1,088	1,301	2,217	2,540
Research & development	400	358	820	717

Total Operating Expenses	2,843	3,116	6,307	6,565

Operating income	1,326	2,056	2,270	3,962
Other income, net	22	24	48	56

Net income before provision for income taxes	1,348	2,080	2,318	4,018

Provision for income taxes	580	903	923	1,590

Net income	$768	$1,177	$1,395	$2,428

Diluted net income per share	$0.14	$0.21	$0.25	$0.44

Dividends declared per share	$0.18	$0.18	$0.36	$0.36

Psychemedics Corporation
Consolidated Balance Sheets
(in thousands, except par value)
(UNAUDITED)

	June 30,	December 31,
	2019	2018

ASSETS
Current Assets:
Cash and cash equivalents	$7,097	$4,069
Marketable securities	--	3,905
Accounts receivable, net of allowance for doubtful accounts
of $46 in 2019 and $67 in 2018	4,526	4,829
Prepaid expenses and other current assets	1,700	1,067
Total Current Assets	13,323	13,870

Fixed assets, net of accumulated amortization and depreciation
of $14,820 in 2019 and $13,341 in 2018	9,503	10,177
Other assets	893	927
Operating lease right-of-use assets	1,416	-

Total Assets	$25,135	$24,974

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$704	$682
Accrued expenses	2,220	2,962
Current portion of long-term debt	416	416
Current portion of operating lease liabilities	861	-

Total Current Liabilities	4,201	4,060

Long-term debt	1,005	1,212
Deferred tax liabilities, long-term	897	955
Operating lease liabilities, long-term	555	-
Total Liabilities	6,658	6,227

Shareholders' Equity:
Preferred stock, $0.005 par value, 873 shares authorized,
no shares issued or outstanding	--	--
Common stock, $0.005 par value; 50,000 shares authorized
Shares issued and outstanding: 6,185 in 2019 and 6,175 in 2018	31	31
Additional paid-in capital	31,809	31,523
Accumulated deficit	(1,916)	(1,326)
Less - Treasury stock, at cost, 668 shares	(10,082)	(10,082)
Accumulated other comprehensive loss	(1,365)	(1,399)

Total Shareholders' Equity	18,477	18,747

Total Liabilities and Shareholders' Equity	$25,135	$24,974